UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 30, 2005

                           SAFETEK INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)
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
               Delaware                                33-22175                              75-2226896
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    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)
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                                 23 Aminadav St.
                             Tel Aviv, Israel, 67898
                             -----------------------
                    (Address of principal executive offices)

                                 +972-3-561-3465
              (Registrant's Telephone Number, Including Area Code)

          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2005, a director of Safetek International, Inc. (the "Registrant"), Tamar Tzaban-Nahomov ("Tamar"), entered into an employment agreement with a subsidiary of the Registrant, Oriens Life Sciences (Israel), Ltd. (the "Subsidiary"), pursuant to which Tamar was employed as the Chief Financial Officer of the Subsidiary (the "Employment Agreement").

As compensation for her services, Tamar shall receive a monthly salary as follows: During the first two months, the monthly salary shall be US$ 6,000; during the third through fourth months, the monthly salary shall be US$ 7,000; and thereafter the monthly salary shall be US$ 7,700. The salary shall be paid in the currency of Israel translated pursuant to the official representative rate of exchange of the US$ as published by the Bank of Israel on the payment date. Tamar also shall be entitled to participate in the employee stock option plan to be adopted by the Registrant as well as vacation, insurance benefits, and use of a company automobile.

The term of the employment commenced as of September 1, 2005 and shall continue until terminated by either party as provided in the employment agreement. The Subsidiary may terminate the Employment Agreement without notice for cause or in the event Tamar becomes disabled. Either party may terminate the Employment Agreement without cause, for any reason whatsoever, upon 30 days notice within the first year of Tamar's employment and upon 90 days prior written notice thereafter.

During the term of the Employment Agreement and for a period of one year thereafter, Tamar shall not compete with the Subsidiary nor solicit any of the Subsidiary's employees or customers. Tamar agreed to hold the Subsidiary's confidential information in strict confidence.

For all the terms of the Employment Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.12. All statements made herein concerning such agreement are qualified by references to said exhibit.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 5.02.

On October 30, 2005, the Board of Directors of the Registrant appointed Tamar as Chief Financial Officer of both the Registrant and the Subsidiary, in accordance with the terms of the Employment Agreement described above under Item 1.01 (Entry into a Material Definitive Agreement).

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

Tamar has been a director of the Registrant since May 4, 2005. Tamar has extensive experience in analysis and value assessments for companies and projects, business plans, credit allocation, financial planning and analysis, accounting opinion and policy, auditing and investigative auditing of public corporations; operation and construction of reporting and data analysis systems, senior-level management, and management of computerized projects and information systems. Since September 2004, Tamar has been an independent accountant and business consultant. From 1999 to 2004, she served in Discount Bank, the third largest bank in Israel, and during two of those years she served as director of its economics-credit analysis department. Prior to that, Tamar served for ten years in the Israel Securities Authority, during the last three of which she served as the Deputy Director of Accounting and Reporting Department. Tamar earned a BA in economics and an MBA from the Hebrew University of Jerusalem. She is a licensed CPA in Israel.

Tamar serves as a director in providence fund of Mercantile Discount Bank. Tamar has not been affiliated with any company that has filed for bankruptcy within the last five years.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not Applicable
(b) Pro forma financial information.              Not Applicable
(c) Exhibits

         Exhibit 10.12 Employment Agreement, dated October 30, 2005, by and between Oriens Life Sciences (Israel), Ltd. and Tamar Tzaban-Nahomov









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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SAFETEK INTERNATIONAL, INC.
                                    (Registrant)

                                    By:    /s/ Shay Goldstein
                                           ------------------
                                    Name:  Shay Goldsten,
                                    Title: Chairman, Chief Executive Officer,
                                           Secretary, and Director

Date:  November 3, 2005






















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